Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 33-26442 of Phelps Dodge Corporation of our report dated June 10, 1996 appearing on page 5 of this Form 11-K.



PRICE WATERHOUSE LLP
Phoenix, Arizona
June 21, 1996